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                                                        EXHIBIT 10(A)


                   [SUTHERLAND, ASBILL & BRENNAN letterhead]



                                 April 28, 1997

Board of Directors
Providentmutual Life and Annuity
 Company of America
300 Continental Drive
Newark, DE  19713

Gentlemen:

        We hereby consent to the reference of our name under the caption "Legal Matters" in the statement of additional information filed as part of the post-effective amendment No. 1 to the Form N-4 registration statement filed by Providentmutual Life and Annuity Company of America and Providentmutual Variable Annuity Separate Account for certain individual flexible premium deferred annuity contracts (File No. 33-65195). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                        Sincerely,

                                        SUTHERLAND, ASBILL & BRENNAN, L.L.P.

                                        By: /s/ Stephen E. Roth
                                            --------------------------
                                                Stephen E. Roth